SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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McRae Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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McRAE INDUSTRIES, INC.
400 North Main Street
Mount Gilead, North Carolina 27306

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 16, 2004

To: The Stockholders of McRae Industries, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of McRae Industries, Inc. (the “Company”) will be held at 3:00 p.m. on the 16th day of December, 2004, at the offices of the Company located at 400 North Main Street, Mount Gilead, North Carolina, for the following purposes:

1.	To elect the Board of Directors consisting of seven persons, of whom five are to be elected by the holders of the Class B Common Stock and of whom two are to be elected by the holders of the Class A Common Stock.

2.	To ratify the appointment of Grant Thornton LLP as independent certified public accountants for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 27, 2004 as the record date for the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof and only holders of Class A and Class B Common Stock of record at such date are entitled to notice of and to vote at the Annual Meeting of Stockholders.

By Order of the Board of Directors

/s/ James W. McRae

James W. McRae
Secretary
November 15, 2004

IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

McRAE INDUSTRIES, INC.
400 North Main Street
Mount Gilead, North Carolina 27306

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of McRae Industries, Inc., a Delaware corporation (the “Company”), to be held at 3:00 p.m., local time, on December 16, 2004 at its principal office, 400 North Main Street, Mount Gilead, North Carolina. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about November 15, 2004.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the proposals.

Required Voting and Record Date

Only stockholders of the Class A and Class B Common Stock of record at the close of business on October 27, 2004 are entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote a total of 1,943,543 shares of Class A Common Stock and 824,956 shares of Class B Common Stock. Each share of Class B Common Stock is freely convertible into a share of Class A Common Stock at the election of the holder.

The Company’s Bylaws provide that where a class vote is required, a quorum consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of a particular class entitled to vote as a class at the meeting, and that where a class vote is not required, a quorum consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of all classes of stock entitled to vote at the meeting (with each share of Class A Common Stock being counted as one tenth of a share and each share of Class B Common Stock being counted as one share). Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

The Bylaws of the Company provide for seven directors, two of whom are elected by the holders of the Class A Common Stock voting as a separate class and five of whom are elected by the holders of the Class B Common Stock voting as a separate class. Directors are elected by a plurality of the votes of the applicable class of Common Stock cast by the holders of shares of such class present and entitled to vote at a meeting. This means that the director nominees that receive the most votes will be elected to fill the open slots. Abstentions and broker non-votes are not counted in the election of directors and only votes “for” or “withheld” affect the outcome of the election. Cumulative voting for directors is not permitted.

With respect to the approval of the Grant Thornton LLP as the Company’s independent auditors and on all other matters (except matters required by law or the Company’s certificate of incorporation or bylaws to be approved by a different vote), the holders of Class A Common Stock and Class B Common Stock vote together as a single class with each share of Class A Common Stock entitled to one-tenth vote and each share of Class B Common Stock entitled to one vote. A vote by the holders of a majority of the shares of Class A Common Stock and Class B Common Stock present at the meeting, in person or by proxy, voting together as a single class, is required to approve any such matters, including the approval of Grant Thornton LLP as independent auditors to audit the financial statements of the Company.

Director Attendance at Annual Meetings and Communications with Board of Directors

The annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors on matters relevant to the Company. As such, each of the Corporation’s directors is requested to attend in person the annual meeting. Each of the Company’s directors attended the Company’s 2003 annual meeting. Additionally, it is the policy of the Company that stockholders may, at any time, communicate with the Company’s Board of Directors or any one director by mailing a written communication to the Board of Directors or any such director(s) c/o the Office of the Secretary of the Company at the Company’s principal office address, which is Post Office Box 1239, 400 North Main Street, Mount Gilead, North Carolina 27306.

Stockholder Proposals for Next Annual Meeting

To be considered for inclusion in the Company’s proxy statement and form of proxy for the 2005 annual meeting of stockholders, a stockholder proposal must be received by the Office of the Secretary of the Company, Post Office Box 1239, 400 North Main Street, Mount Gilead, North Carolina 27306, no later than July 17, 2005. In addition, if the Company receives notice of stockholder proposals after September 30, 2005, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals.

Principal Stockholders and Holdings of Management

The following table sets forth the equity securities of the Company beneficially owned by the only beneficial owners, known to the Company as of October 27, 2004, of more than five percent of the

Company’s $1 par value Class A and Class B Common Stock, by Harold Smith, a director whose term is expiring at the annual meeting and who has not been nominated for reelection, and by the directors and executive officers as a group. Beneficial ownership of equity securities of the Company by individual directors, director nominees and the Named Executive Officers (as defined below) other than Harold Smith is disclosed under Election of Directors, below.

Class B Common	Class A and Class B
Class A Common	Stock	Common Stock
Stock	Amount and	Percent
Amount and Nature	Nature of	Percent	of
Name and Address of	of Beneficial	Percent Of	Beneficial	of Class	Total	Total
Beneficial Owner	Ownership(1)	Class A	Ownership(1)	B	Votes(2)	Votes
D. Gary McRae	493,021	(3)(4)(5)	25.4	%(4)	570,913	(6)	69.2%	620,215	60.8%
P.O. Box 1239 Mount Gilead, NC 27306

James W. McRae	474,367	(3)(7)(8)	24.4	%(7)	563,099	(6)	68.3%	610,536	59.9%
P.O. Box 1239 Mt. Gilead, NC 27306

McRae A Investment	430,734	22.2%	—	—	43,073	4.2%
Company, LLC 400 North Main Street Mt. Gilead, NC 27306

McRae B Investment	—	(9)	—	(9)	542,711	65.8%	542,711	53.2%
Company, LLC 400 North Main Street Mt. Gilead, NC 27306

Branch Banking & Trust Co.	304,573	(10)(11)	15.7	%(10)	78,179	(11)	9.5%	108,636	10.7%
P.O. Box 29542 Raleigh, NC 27626

Dimensional Fund Advisors	113,300	(12)	5.8%	—	—	11,330	1.1%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Harold W. Smith	7,855	(13)	—	(14)	2,069	—	(14)	2,855	—	(14)
400 North Main Street Mt. Gilead, NC 27306

All Directors and Executive	569,185	(3)(5)(8)(15)	29.3	%(15)	593,870	(6)	72.0%	649,481	63.7%
Officers as a group (7 persons)

(1)	All shares owned directly and with sole voting and investment power except as otherwise noted.

(2)	On all matters, except the election of directors and matters required by law to be approved by separate class votes, the holders of Class A Common Stock and Class B Common Stock vote together as a single class with each share of Class A Common Stock entitled to one-tenth vote and each share of Class B Common Stock entitled to one full vote. In calculating the total votes and percentage of total votes, no effect is given to conversion of Class B Common Stock into Class A Common Stock.

(3)	Includes 430,734 shares of Class A Common Stock held by McRae A Investment Company, LLC as to which D. Gary McRae and James W. McRae have shared voting and investment power as Managers.

(4)	Excludes (i) 542,711 shares issuable upon conversion of 542,711 shares of Class B Common Stock held by McRae B Investment Company, LLC as to which D. Gary McRae and James W. McRae have shared voting and investment power as Managers and (ii) 28,202 shares issuable upon conversion of 28,202 shares of Class B Common Stock held by D. Gary McRae. Including such shares D. Gary McRae beneficially owns a total of 1,063,934 shares of Class A Common Stock representing 42.3% of the class.

(5)	Includes 2,000 shares owned by D. Gary McRae’s minor child and 1,111 shares owned by his wife. Does not include any interest in shares held by the Company’s Employee Stock Ownership Plan (the “ESOP”).

(6)	Includes 542,711 shares of Class B Common Stock held by McRae B Investment Company, LLC as to which D. Gary McRae and James W. McRae have shared voting and investment power as Managers.

(7)	Excludes (i) 542,711 shares issuable upon conversion of 542,711 shares of Class B Common Stock held by McRae B Investment Company, LLC as to which D. Gary McRae and James W. McRae have shared voting and investment power as Managers and (ii) 20,388 shares issuable upon conversion of 20,388 shares of Class B Common Stock held by James W. McRae. Including such shares James W. McRae beneficially owns a total of 1,037,466 shares of Class A Common Stock representing 41.4% of the class.

(8)	Does not include any interest in shares held by the ESOP.

(9)	Excludes 542,711 shares issuable upon conversion of 542,711 shares of Class B Common Stock held by McRae B Investment Company, LLC. Including such shares McRae B Investment Company, LLC beneficially owns a total of 542,711 shares of Class A Common Stock representing 21.8% of the class.

(10)	Excludes 78,179 shares issuable upon conversion of 78,179 shares of Class B Common Stock held by Branch Banking & Trust Co. (“BB&T”). Including such shares BB&T beneficially owns a total of 382,752 shares of Class A Common Stock representing 18.9% of the class.

(11)	These shares represent shares held by BB&T and include all shares held by the ESOP for which BB&T serves as trustee. BB&T has sole voting and investment power with respect to such shares. Information with respect to BB&T is as of October 27, 2004 and was provided to the Company by BB&T via email on October 28, 2004.

(12)	Such information is derived from a Schedule 13G dated February 6, 2004 filed by Dimensional Fund Advisors Inc. (“Dimensional”), which has sole voting and dispositive power with respect to such shares. Such shares are owned by certain investment companies, commingled group trusts and accounts with respect to which Dimensional acts as an investment advisor or manager. Dimensional disclaims beneficial ownership of all such shares.

(13)	Excludes 2,069 shares issuable upon conversion of 2,069 shares of Class B Common Stock held by Harold W. Smith. Including such shares Harold W. Smith beneficially owns a total of 9,924 shares of Class A Common Stock representing 0.5% of the class.

(14)	Less than 1%.

(15)	Excludes (i) 542,711 shares issuable upon conversion of 542,711 shares of Class B Common Stock held by McRae B Investment Company, LLC as to which D. Gary McRae and James W. McRae have shared voting and investment power as Managers, (ii) 28,202 shares issuable upon conversion of 28,202 shares of Class B Common Stock held by D. Gary McRae and (iii) 20,388 shares issuable upon conversion of 20,388 shares of Class B Common Stock held by James W. McRae. Including such shares the Company’s directors and executive officers beneficially own as a group a total of 1,149,984 shares of Class A Common Stock representing 45.3% of the class.

Election of Directors

The Bylaws of the Company provide for seven directors, two of whom are elected by the holders of the Class A Common Stock voting as a separate class and five of whom are elected by the holders of the Class B Common Stock voting as a separate class. Directors elected at the Annual Meeting will serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the enclosed proxy will be voted for such substitute as shall be designated by the Board of Directors.

It is the intention of the persons named in the accompanying Proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees is withheld by a stockholder in such stockholder’s proxy.

The Board of Directors has nominated Brady W. Dickson and Marvin G. Kiser, Sr. for election as directors by the holders of Class A Common Stock. Mr. Dickson was elected to his current term, which expires at the 2004 Annual Meeting, at the Annual Meeting of Stockholders held on December 19, 2003. Mr. Kiser is not currently a director. Set forth below is additional information about these nominees.

Directors to be Elected by Holders of Class A Common Stock

			Class A Common		Class B Common
			Stock		Stock		Class A and Class B
			Amount and		Amount and		Common Stock
		First	Nature of		Nature of			Percent
Name and Principal		Became	Beneficial	Percent of	Beneficial	Percent of	Total	of Total
Occupation or Employment	Age	Director	Ownership(1)	Class A	Ownership(1)	Class B	Votes(2)	Votes
Brady W. Dickson	58	1997	9,960 (3)	— (4)	— (4)	— (4)	996	— (4)
Retired; President, Standard Packaging and Printing Corp., Mount Gilead, North Carolina (printed packaging manufacturer) from 1972 to 1995

Marvin G. Kiser, Sr.	56	N/A	—	—	—	—	—	—
Controller since September 1996; Vice President of Finance since May 2002; Treasurer of Robert W. Chapman & Company from 1988 to 1996

(1)	All shares owned directly and with sole voting and investment power as of October 27, 2004 except as otherwise noted. Does not include any interest in shares held by the Company’s ESOP.

(2)	On all matters, except the election of directors and matters required by law to be approved by separate class votes, the holders of Class A Common Stock and Class B Common Stock vote together as a single class with each share of Class A Common Stock entitled to one-tenth vote and each share of Class B Common Stock entitled to one full vote. In calculating the total votes and percentage of total votes, no effect is given to conversion of Class B Common Stock into Class A Common Stock.

(3)	Includes 9,960 shares owned by Mr. Dickson’s wife.

(4)	Less than 1%.

The Board of Directors has nominated Hilton J. Cochran, Victor A. Karam, D. Gary McRae, James W. McRae and William H. Swan for election as directors by the holders of Class B Common Stock. Each of the nominees is currently a member of the Board of Directors. Each was elected to his respective term, which expires at the 2004 Annual meeting, at the Annual Meeting of Stockholders held on December 19, 2003. Set forth below is additional information about these nominees.

Directors to be Elected by Holders of Class B Common Stock

			Class A Common				Class B Common
			Stock				Stock			Class A and Class B
			Amount and				Amount and			Common Stock
		First	Nature of				Nature of				Percent
Name and Principal		Became	Beneficial		Percent of		Beneficial	Percent of		Total	of Total
Occupation or Employment	Age	Director	Ownership(1)		Class A		Ownership(1)	Class B		Votes(2)	Votes
Hilton J. Cochran	73	1985	400	(3)	—	(5)	500 (4)	—	(5)	540	—	(5)
Retired; Part-Owner of J. Morris & Associates, Inc., Troy, North Carolina (general insurance agency) since 1952; President 1952 – 98

Victor A. Karam	69	1972	312		—	(5)	—	—	(5)	31	—	(5)
President-Footwear Division since 1998; General Manager, Footwear Division since 1969

D. Gary McRae(6)(7)	53	1979	493,021	(8)	25.4%		570,913 (8)	69.2%		620,215	60.8%
President of the Company since 1997, Treasurer since 1991 and Vice President 1980-1997

James W. McRae(6)	51	1985	474,367	(8)	24.4%		563,099 (8)	68.3%		610,536	59.9%
Vice President since 1986; Secretary since 1991; Plant Manager Footwear Division since 1985

William H. Swan	63	2001	933	(4)	—	(5)	—	—	(5)	93	—	(5)
Retired; President of Bob Swan Company, Inc., Mount Gilead, North Carolina (timber dealers and foresters) 1965-2002

(1)	All shares owned directly and with sole voting and investment power as of October 27, 2004 except as otherwise noted. Does not include any interest in shares held by the Company’s ESOP.

(2)	On all matters, except the election of directors and matters required by law to be approved by separate class votes, the holders of Class A Common Stock and Class B Common Stock vote together as a single class with each share of Class A Common Stock entitled to one-tenth vote and each share of Class B Common Stock entitled to one full vote. In calculating the total votes and percentage of total votes, no effect is given to conversion of Class B Common Stock into Class A Common Stock.

(3)	Excludes 500 shares issuable upon conversion of 500 shares of Class B Common Stock which are owned jointly with Mr. Cochran’s wife. Including such shares Mr. Cochran beneficially owns a total of 900 shares of Class A Common Stock representing less than 1% of the class.

(4)	Owned jointly with his wife.

(5)	Less than 1%.

(6)	D. Gary McRae and James W. McRae are brothers.

(7)	D. Gary McRae is a director of Fidelity Bank, Fuquay-Varina, North Carolina.

(8)	Information as to beneficial ownership of these shares is provided in the table of principal stockholders on page 3.

Director Compensation

Directors are paid $1,000 for attending regularly scheduled quarterly meetings of the Board of Directors (directors who are also officers or employees of the Company are paid $400 for attending such meetings). In addition, directors are paid $500 for attending committee meetings.

Executive Officers

D. Gary McRae, James W. McRae and Victor A. Karam are executive officers as well as directors. Marvin G. Kiser, Sr., a nominee for director, is also an executive officer. The executive officers of the Company serve at the pleasure of the Board of Directors. Biographical information on the executive officers, including offices held and their respective ages can be found in the tables under the Election of Directors section above.

The Board of Directors and its Committees

The Board of Directors held seven meetings during the past year. Each director attended more than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of any Committee on which he served. The full Board of Directors has determined that William H. Swan, Brady W. Dickson and Hilton J. Cochran are independent under applicable Securities Exchange Commission regulations and the listing standards of the American Stock Exchange. The Board of Directors has an audit committee and a compensation committee but no nominating committee. The Board of Directors is not required to have a nominating committee because the Company qualifies as a “controlled company,” under the applicable rules of the American Stock Exchange. The Company currently qualifies as a controlled company because more than 50% of the Company’s voting power, and the power to elect five of the Company’s seven directors, is controlled by a group comprised of D. Gary McRae, James W. McRae, McRae A Investment Company, LLC and McRae B Investment Company, LLC (the “McRae Group”). The Board of Directors has determined that since the McRae Group controls the selection of five of the Company’s seven directors it is appropriate that the Company not have a nominating committee. The entire Board of Directors participates in the consideration of director nominees.

Audit Committee

The Audit Committee is composed of William H. Swan, Brady W. Dickson and Hilton J. Cochran, each of whom the Board of Directors has determined is independent under applicable Securities Exchange Commission regulations and the listing standards of the American Stock Exchange. The Board of Directors has also determined that Mr. Dickson is an “audit committee financial expert” as defined in regulations adopted by the Securities Exchange Commission. The Audit Committee is responsible for appointing, retaining and terminating the independent auditors for the Company, reviewing the Company’s financial statements, internal financial controls, and accounting policies, reviewing the independent auditor’s audit plan and report, and reviewing and approving services to be performed by the Company’s independent auditors. The Audit Committee met six times during the last fiscal year. The Audit Committee currently operates under a written charter adopted by the Board of Directors on October 26, 2004, a copy of which is attached as Appendix A to this proxy statement.

Audit Committee Report

In connection with its financial oversight responsibilities, the Audit Committee has:

1.	Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended July 31, 2004.

2.	Discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

3.	Received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Grant Thornton LLP their independence.

4.	Considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence.

Based on these actions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.

This report has been provided by the Audit Committee:

Brady W. Dickson—Chairman William H. Swan Hilton J. Cochran

Compensation Committee

The Compensation Committee is composed of William H. Swan, Brady W. Dickson and Hilton J. Cochran. It is responsible for administering and selecting key employees to whom stock options and stock appreciation rights will be awarded under the Company’s Incentive Equity Plan, for reviewing any transactions or arrangements between the Company and any of its affiliates, and for recommending executive compensation to the Board of Directors. D. Gary McRae typically participates in meetings of the Compensation Committee for purposes of consulting with the committee regarding compensation decisions for Company personnel other than himself, but does not vote as a member of the committee. The committee met three times during the fiscal year.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no executive officer of the Company served as a director or member of the compensation committee (or committee performing similar functions) of any other entity of which an executive officer of that other entity served on the Board of Directors or Compensation Committee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s Class A Common Stock and/or Class B Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Class A and Class B Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

Codes of Ethics

The Company has adopted a Code of Ethics for directors and Executive Officers and a Code of Ethics for Non-executive Employees (the “Codes of Ethics”). Upon written request, the Company will furnish without charge copies of the Codes of Ethics. Such request should be submitted to Office of the Secretary, McRae Industries, Inc., P.O. Box 1239, Mount Gilead, North Carolina 27306.

Executive Compensation

The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended July 31, 2004 to or for the account of D. Gary McRae, the only person who has served as Chief Executive Officer during the fiscal year, and James W. McRae, Victor A. Karam, Harold W. Smith and Marvin G. Kiser, Sr. (collectively, the “Named Executive Officers”). At fiscal year-end, no Named Executive Officer held any unexercised options or stock appreciation rights, nor was any restricted stock held by or awarded to any Named Executive Officer.

SUMMARY COMPENSATION TABLE

						Long-term
		Annual Compensation				Compensation
					Other	Awards		Payouts
					Annual	Restricted
Name and					Compen-	Stock	Options/	LTIP	All Other
Principal	Fiscal	Salary		Bonus	sation	Award(s)	SARs	payouts	Compensation
Position	Year	($)		($)	($)(1)	($)	(#)	($)	($)(2)
D. Gary McRae	2004	196,524		25,000	—	—	—	—	6,276
President and	2003	188,939		53,902	—	—	—	—	3,576
Treasurer	2002	187,432	(3)	3,410	—	—	—	—	1,838

Victor A. Karam	2004	174,319		41,130	—	—	—	—	6,073
President—	2003	165,818		37,882	—	—	—	—	4,170
Footwear	2002	166,115	(3)	33,539	—	—	—	—	4,837

Harold W. Smith(4)	2004	138,819		15,000	—	—	—	—	4,678
Vice President—	2003	134,384		23,728	—	—	—	—	4,330
McRae Office	2002	129,455	(3)	2,380	—	—	—	—	1,283
Solutions

James W. McRae	2004	123,642		29,369	—	—	—	—	4,668
Vice President	2003	119,449		28,477	—	—	—	—	2,184
and Secretary	2002	117,338	(3)	23,947	—	—	—	—	1,455

Marvin G. Kiser	2004	105,706		17,000	—	—	—	—	3,066
Vice President of	2003	91,596		19,387	—	—	—	—	1,083
Finance and	2002	83,556	(3)	1,550	—	—	—	—	1,225
Controller

(1)	No Named Executive Officer received personal benefits during the listed years in excess of 10% of his respective annual salary and bonus.

(2)	Company match on 401(k) contributions.

(3)	Data for fiscal 2002 includes salary for 53 weeks, as fiscal 2002 was a 53-week period.

(4)	Mr. Smith’s employment with the Company terminated on September 9, 2004 in connection with the sale by the Company of substantially all of the assets of McRae Office Solutions to Connected Office Products, Inc.

Special Bonuses

     Subsequent to the end of fiscal 2004, in September 2004 Harold Smith, Vice President — McRae Office Solutions, and Tom Woodruff, Sales Manager of Copy Management Group of McRae Office Solutions, were awarded special bonuses of $150,000 and $100,000, respectively, in connection with the sale of McRae Office Solutions to Connected Office Products, Inc.

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available for
future issuance under
	Number of Securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	first column)
Equity compensation plans approved by security holders	—	N/A	100,000 (1)

Equity compensation plans not approved by security holders	—	N/A	—

Total:	—	N/A	100,000 (1)

(1)	Represents shares of Class A Common Stock available for issuance under the Company’s Incentive Equity Plan.

Compensation Committee Report

The Compensation Committee, whose members are named above make recommendations to the Board of Directors concerning the Company’s compensation arrangements. In connection with such arrangements, William H. Swan, Brady W. Dickson and Hilton J. Cochran have provided the following report:

The Company’s overall compensation philosophy is as follows:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company;

•	Reinforce strategic performance objectives through the use of annual and long-term incentive compensation programs; and

•	Create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision making.

Base Compensation - The Company’s approach to base compensation is to offer competitive salaries in comparison to market practices. The 2004 average base salary rates of the Named Executive Officers other than the President increased an average of 7.5 percent in 2004.

The Committee, consisting of three outside directors, annually examine market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in similar positions in companies with similar sales and market capitalization. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Committee makes salary decisions in the annual review process with input from the President. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The Committee views work performance as the single most important measurement factor and places most of the weight in this area. The remaining measurement factors, decision-making responsibilities and team-building skills, are weighted equally.

Incentive Compensation - The Compensation Committee annually make recommendations to the Board of Directors whether to pay and the amount of cash incentive bonuses. For executive officers other than the President, consideration is given to overall corporate performance and performance of the specific areas of the Company under a participant’s direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Target performance levels are based upon historic patterns of Company performance and strategic objectives. All annual bonus-level performance targets are set above normal expectations of performance. Such performance measure threshold ensures that bonuses are not paid for substandard accomplishments. Total bonuses paid in fiscal 2004 to the Named Executive Officers other than the President were 18.9 percent of their total salaries paid for fiscal 2004 compared to 15.7 percent in 2003.

Long-term incentives provide another key element of executive compensation. Previously, the Company has granted non-qualified options from time to time under the Company’s 1985 Non-Qualified Stock Option Plan. To expand the Company’s flexibility to offer long-term incentives to its key employees, the Stockholders and the Board of Directors have adopted the Incentive Equity Plan, which replaced the Company’s 1985 Non-Qualified Stock Option Plan. No awards were made under the Incentive Equity Plan during 2004.

President Compensation - As indicated in the discussion above, the Company’s total compensation program is based upon market conditions and business performance. A portion of an executive’s yearly compensation is dependent upon the Company’s performance for the fiscal year based upon the executive’s level of responsibility and authority. In fiscal 2004, D. Gary McRae received a bonus equal to 12.7 percent of his total salary paid for fiscal 2004 (and his base salary rate was increased 4.9 percent over 2003).

Hilton J. Cochran	William H. Swan
Brady W. Dickson

Stock Performance Graph

The accompanying graph and table set forth the cumulative total stockholder return to the Company’s stockholders during the five year period ended July 31, 2004, for each of the Company’s Class A and Class B Common Stock, as well as an overall stock market index (AMEX Index) and the Dow Jones Industry Group Index for each of footwear and industrial technology, the principal industry segments in which the Company is actively involved. The graph and table assume an investment of $100 on July 30, 1999 in each of the stocks and/or index. Each indices assumes that all dividends were reinvested.

STOCK PERFORMANCE GRAPH
250
200
150
100
50
0
Dollars
1999
2000
2001
2002
2003
2004
Fiscal Year
McRae Class A Common Stock
McRae Class B Common Stock
AMEX Index
Dow Jones Industrial Group Index – Industrial Technology
Dow Jones Industrial Group Index – Footwear

Equity/Index	1999	2000	2001	2002	2003	2004
McRae Class A Common Stock	100	96	81	142	133	177
McRae Class B Common Stock	100	87	68	123	118	163
AMEX Index	100	120	114	106	120	157
Dow Jones Industrial Group Index – Industrial Technology	100	164	59	39	51	61
Dow Jones Industrial Group Index – Footwear	100	94	109	97	115	156

Ratification of Appointment of Independent Certified Public Accountants

The Audit Committee of the Board of Directors of the Company has appointed Grant Thornton LLP as independent certified public accountants for the 2005 fiscal year and recommends to the stockholders that they vote FOR ratification of that appointment. The Audit Committee will reconsider the selection of independent certified public accountants if the stockholders do not ratify the appointment of Grant Thornton LLP. A representative of Grant Thornton LLP is expected to attend the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees.

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the years ended July 31, 2004 and August 2, 2003 and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2004	2003
Audit Fees	$179,310	$144,300
Audit-Related Fees	$—	$—
Tax Fees (1)	$154,585	$65,040
All Other Fees	$—	$—
	$333,895	$209,340

(1)	Tax services provided by Grant Thornton LLP principally included review of and consultation regarding the Company’s federal, state and foreign tax returns and tax planning.

The Audit Committee’s current practice is to pre-approve all audit services and all non-audit services to be provided to the Company by it’s independent auditor.

Auditor Independence. The Audit Committee has considered whether the provision of services by Grant Thornton LLP other than the audit of the financial statements of the Company for the fiscal year ending July 31, 2004 and the review of the financial statements for the first three quarters of the fiscal year ending July 31, 2004 is compatible with maintaining auditor independence. Grant Thornton LLP has advised the Company that it has no direct or indirect financial interest in the Company.

The Board of Directors of the Company recommends a vote FOR ratification of the appointment of Grant Thornton LLP as its independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending July 30, 2005, and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

Other Matters

The Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxy.

Annual Report Filed with Securities and Exchange Commission

Upon written request of a stockholder, the Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 filed with the Securities and Exchange Commission on October 29, 2004. Such request should be submitted to the Office of the Secretary, McRae Industries, Inc., P.O. Box 1239, Mount Gilead, North Carolina 27306.

Appendix A

McRAE INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

1.	Committee Role.

     The Audit Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) in fulfilling its responsibility to stockholders, potential stockholders and the investment community in monitoring (1) the accounting and reporting practices of the Company, (2) the Company’s compliance with legal and regulatory requirements related to financial reporting, (3) the qualifications and independence of the Company’s independent auditor, (4) the performance of the Company’s independent auditor, and (5) the quality and integrity of the financial reports of the Company.

2.	Committee Membership.

     2.1 Independence. The Committee shall consist of at least three independent members of Board, all of whom must satisfy the independence standards specified in Section 121A the Company Guide of the American Stock Exchange (the “AMEX”) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     2.2 Financial Literacy; Audit Committee Financial Expert. Each member of the Committee must possess the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Committee must be qualify as an “audit committee financial expert” as defined by applicable Securities Exchange Commission (“SEC”) rules.

     2.3 Appointment; Removal. The members of the Committee shall be appointed by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Committee. Any vacancy on the Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Committee to be Chairman of the Committee.

3.	Compensation; Expenses.

     The Board shall determine compensation, if any, to be paid to a director for his or her service on the Committee. Except for compensation permitted by the Exchange Act, applicable SEC rules and the AMEX rules, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries or affiliates.

4.	Meetings.

     4.1 Meetings; Meeting Procedures. The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. Committee members are expected to attend all meetings of the Committee. A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting and the Committee may act by a vote of a majority of the members present at such meeting. The Committee may take any action by unanimous written consent that the Committee might take at a meeting.

     4.2 Meeting Agenda; Meeting Attendance. The Chairman of the Committee, in consultation with the other committee members, management and Committee advisors, shall set meeting agendas consistent with this Charter. The Committee may obtain input from and/or invite other directors, senior management or other employees of the Company into Committee meetings to provide additional insight into the matters being discussed.

5.	Committee Responsibilities and Authority.

     5.1 Review of Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Committee deems appropriate. This Charter may be amended or repealed by the Board at any time.

     5.2 Matters Relating to Selection, Performance and Independence of Independent Auditor.

     (a) The Committee shall be directly responsible for (i) the appointment, retention and termination of the Company’s independent auditor, and determining compensation for the independent auditor; and (ii) oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting), in each case, engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

     (b) The Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

     (c) The Committee shall request that the independent auditor provide the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

     5.3 Audited Financial Statements and Annual Audit.

     (a) The Committee shall review the overall audit plan with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

     (b) The Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

     (c) The Committee shall review and assess:

          (1) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

          (2) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies;

          (3) major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

          (4) the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

     (d) In connection with the audit of the Company’s annual financial statements, the Committee shall review and discuss with the independent auditors:

          (1) those matters brought to the attention of the Committee by the auditors pursuant to Statement on Auditing Standards No. 61 (“SAS 61”); and

          (2) The written disclosures and the letter required to be provided by the independent auditor by Independence Standards Board Standard No. 1.

     (e) Based on the Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

     5.4 Procedures for Addressing Complaints and Concerns. The Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Committee deems necessary or appropriate.

     5.5 Regular Reports to the Board. The Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Committee deems appropriate or is requested to review for the benefit of the Board.

     5.6 Additional Authority. The Committee is authorized, on behalf of the Board, to do any of the following:

     (a) engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors;

     (b) form and delegate authority to subcommittees consisting of one or more of its members as the Committee deems appropriate to carry out its responsibilities and exercise its powers;

     (c) perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time. In performing its oversight function, the Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Committee; and

     (d) request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Committee or meet with any members of or advisors to the Committee.

     Notwithstanding the responsibilities and powers of the Committee set forth in this Charter, the Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor.

*  *  *

FOR USE BY CLASS A STOCKHOLDERS
McRAE INDUSTRIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
DECEMBER 16, 2004

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class A Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Stockholders to be held at 3:00 p.m. on the 16th day of December, 2004, and at any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR the election of all nominees for Director and FOR ratification of the selection of Grant Thornton LLP as independent accountants. The Board of Directors recommends voting FOR all items.

1.	Election of Directors: Nominees are Brady W. Dickson and Marvin G. Kiser, Sr.

[ ]	FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

[ ]	WITHHOLD AUTHORITY to vote for all listed nominees

2.	Ratification of appointment of Grant Thornton LLP as accountants.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

Please date, sign exactly as printed and return promptly in the enclosed postage-paid envelope.

Date:	,	2004

(When signing as attorney, executor, administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)

FOR USE BY CLASS B STOCKHOLDERS
McRAE INDUSTRIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
DECEMBER 16, 2004

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class B Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Stockholders to be held at 3:00 p.m. on the 16th day of December, 2004, and at any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR the election of all nominees for Director and FOR ratification of the selection of Grant Thornton LLP as independent accountants. The Board of Directors recommends voting FOR all items.

1.	Election of Directors: Nominees are William H. Swan, Hilton J. Cochran, Victor A. Karam, D. Gary McRae and James W. McRae.

[ ]	FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

[ ]	WITHHOLD AUTHORITY to vote for all listed nominees

2.	Ratification of appointment of Grant Thornton LLP as accountants.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

Please date, sign exactly as printed and return promptly in the enclosed postage-paid envelope.

Date:	,	2004

(When signing as attorney, executor, administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)